Exhibit 4.1



            CLASS A                                 CLASS A
          COMMON STOCK                            COMMON STOCK


NUMBER                                                SHARES

MC


                              MCDATA(R)
                             CORPORATION

INCORPORATED UNDER THE LAWS      SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF DELAWARE

THIS CERTIFIES that
                                                    CUSIP 580031 20 1

is the owner of

    FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK OF
                                 PAR VALUE
                             $.01 PER SHARE OF
============================MCDATA CORPORATION=============================
transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney, upon surrender of this certificate properly endorsed.
      This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated
                           MCDATA CORPORATION
                               CORPORATE
/s/ Thomas O. McGimpsey           SEAL             /s/ John F. McDonnell
      Secretary                  1997                    PRESIDENT
                                DELAWARE
                                   *

Countersigned and Registered:
                          THE BANK OF NEW YORK
                               (NEW YORK)
                                                          TRANSFER AGENT
                                                           AND REGISTRAR

BY

                                                    AUTHORIZED SIGNATURE